Exhibit 99.1

GEON ANNOUNCES STRONG YEAR-OVER-YEAR
EARNINGS IMPROVEMENT FOR SECOND QUARTER

Cleveland, Ohio – July 26, 2000 – The Geon Company (NYSE: GON) today announced financial results for the second quarter of 2000, showing that net earnings increased 35 percent compared with second-quarter 1999 and 30 percent compared with first-quarter 2000, before special items.

For the quarter (ended June 30):
($ in millions, except per share data)
	2Q2000		2Q1999		1Q2000

Sales	$361		$297		$346

Net income, before special items	$17.9	(1)	$13.3	(2)	$13.8

Earnings per share, diluted, before	$0.75	(1)	$0.55	(2)	$0.57

special items

(1)	Before previously disclosed special charges totaling $3.1 million (after tax), or $0.13 per share, for costs associated with the buyout of a director’s pension plan, restructuring costs associated with an engineered films plant closing and the write-off of certain debt placement costs

(2)	Before a net special gain totaling $55.2 million (after tax), or $2.26 per share, for the formation of Oxy Vinyls, LP and associated transactions, and a compound manufacturing restructuring charge

“I am very pleased with our strong financial performance, in light of the changing economic landscape and continuing raw material cost increases,” said Thomas A. Waltermire, chairman and chief executive officer. “Higher selling prices, acquisitions and organic growth in our business have been important contributors to our performance. In addition, the Geon team has remained focused on operating at the highest levels, while giving considerable attention to our proposed consolidation with M.A. Hanna Company.”

Geon has now achieved seven consecutive quarters of year-over-year earnings growth, before special items. These results reflect a strategy to transform the Company and generate more stable earnings and consistent earnings growth through a combination of initiatives, including acquisitions and the establishment of the OxyVinyls resin joint venture.

Second-Quarter Segment Results and Highlights

	($ in millions)
Sales	2Q 2000	2Q 1999	1Q 2000
Performance Polymers & Services (PP&S)	$361	$261	$346

Resins & Intermediates (R&I)	—	45.6	—

Intra-company eliminations	—	(9.7)	—

Total	$361	$296.9	$346

Operating Income, before special items	2Q 2000	2Q 1999	1Q 2000

PP&S	$22.2	$30.5	$17.2

R&I	15.8	(3.0)	16.5

Intra-company eliminations	(3.4)	(0.6)	(4.0)

Total	$34.6	$26.9	$29.7

Return on sales, percent	9.6	9.1	8.6

•	Geon announced its intent to consolidate with M.A. Hanna Company to create PolyOne Corporation, the world’s leading provider of polymer services. PolyOne will be a $3.5 billion company headquartered in Greater Cleveland, with more than 9,000 employees and 70 manufacturing sites. Pending regulatory and shareholder approval, the transaction should be completed during the third quarter.

•	Geon’s engineered films business continued transitioning products from the Newton Upper Falls, Massachusetts, plant to other manufacturing sites as part of the previously announced decision to close the Massachusetts location. The plant is now expected to close by the end of the first quarter of 2001.

•	PP&S operating income in the second quarter increased 29 percent over first-quarter 2000, principally because of higher selling prices and shipment increases for specialty resins and formulations.

•	R&I operating income, though sharply higher in the second quarter of this year versus the 1999 second quarter, was off slightly from the first quarter of 2000. While polyvinyl chloride (PVC) resin prices were higher in the second quarter than in the first quarter of this year, operating income was reduced by the high cost of raw materials and energy.

•	Geon’s web-based procurement site, www.GetGeon.com, continued to gain customer acceptance. Since its inception in February 2000, more than 160 customers have used the site, purchasing more than $16 million in compounds. Geon already has exceeded its target for 2000, and plans to extend its e-commerce capabilities to specialty resins by the end of the year. After completion of the consolidation, the intention is to extend this capability to other businesses within PolyOne.

Year-to-Date Results

      For the first six months ended June 30, 2000, Geon had a net earnings increase of 25 percent, before special items. Following are the first six-month results compared with the first half of 1999:

($ in million, except per share data)	2000		1999

Sales	$707		$623

Net income, before special items	$31.7	(1)	$25.4	(2)

Earnings per share, diluted, before Special items	$1.32	(1)	$1.05	(2)

(1)	Before previously disclosed special charges totaling $3.1 million (after tax), or $0.13 per share, for costs associated with the buyout of a director’s pension plan, restructuring costs associated with an engineered films plant closing and the write-off of certain debt placement costs

(2)	Before a net special gain totaling $52.7 million (after tax), or $2.18 per share, for the formation of OxyVinyls and associated transactions, a compound manufacturing restructuring charge and a write-off of Sunbelt start-up costs in accordance with the adoption of Statement of Position 98-5

“We are very pleased with our performance to date, “ said Waltermire. “Our third-quarter performance will be challenged, however, by continuing high raw material and energy costs as well as by the economic slowdown, which is influencing demand in some of our markets, such as building materials and automotive.”

The Geon Company is a leading North American-based polymer services and technology company with operations in vinyl compounds, specialty vinyl resins and formulations, engineered films, and other value-added products and services. Headquartered in Avon Lake, Ohio, The Geon Company and its subsidiaries employ more than 3,200 people and have 30 manufacturing plants in the United States, Canada, England and Australia, and joint ventures in the United States, England, Australia, Singapore and Colombia. Information on the Company’s products and services, as well as news releases, EDGAR filings, Form 10-K, 10-Q, etc. is available on the Internet at http://www.geon.com.

Also available on Geon’s website will be supplemental information to this press release and live access to the Company’s analyst conference call, to be broadcast at 1:00 p.m. Eastern Standard Time on July 26, 2000.

This release contains statements concerning trends and other forward-looking information affecting or relating to Geon, Geon’s proposed consolidation with M.A. Hanna to form PolyOne Corporation and its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements for a variety of factors including, but not limited to: (1) fluctuations in raw material prices and supply, in particular fluctuations outside the normal range of industry cycles; (2) unanticipated changes in world, regional or U.S. PVC consumption growth rates affecting the Company’s markets; (3) unanticipated costs or difficulties in the operation of the joint venture entities; (4) inability to achieve or delays in achieving savings related to business consolidation and restructuring programs; (5) unanticipated costs or difficulties and delays related to completion of proposed transactions or the operation of joint venture entities; (6) lack of day-to-day operating control, including procurement of raw material feedstock, of the resin partnership; (7) lack of direct control over the reliability of delivery and quality of the primary raw materials (PVC and VCM) utilized in the Company’s products; (8) the risk that the M.A. Hanna and Geon businesses will not be integrated successfully; (9) unanticipated delays in achieving or inability to achieve cost reduction and employee productivity goals; (10) costs related to the proposed transaction; (11) inability to obtain, or meet conditions imposed for, governmental approvals for the consolidation; (12) failure of the Geon or M.A. Hanna stockholders to approve the proposed transaction.

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Attachments:	Income Statement Balance Sheet Cash Flow for 2Q00 Cash Flow YTD

The Geon Company and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2000	1999	2000	1999

Sales	$361.2	$296.9	$706.7	$622.7

Operating costs and expenses:

Cost of sales	315.9	239.0	616.7	503.7

Selling and administrative	20.2	20.1	44.5	41.8

Depreciation and amortization	9.4	10.2	18.9	25.2

Employee separation and plant phase-out	3.4	1.3	3.4	2.4

Income (loss) from equity affiliates	18.1	(2.1)	36.9	(3.6)

Operating income	30.4	24.2	60.1	46.0

Interest expense	(7.2)	(3.6)	(14.2)	(7.2)

Interest income	.4	.3	.9	.6

Other income (expense), net	(.6)	(1.8)	(1.2)	(2.2)

Gain on formation of joint ventures	—	92.9	—	92.9

Income before income taxes and cumulative effect of a change in accounting for start-up costs	23.0	112.0	45.6	130.1

Income tax expense	(8.2)	(43.5)	(17.0)	(50.5)

Income, before cumulative effect of a change in accounting	14.8	68.5	28.6	79.6

Cumulative effect of a change in accounting for start-up costs, net of income tax benefit of $0.9 million	—	—	—	(1.5)

Net income	$14.8	$68.5	$28.6	$78.1

Basic earnings per share of common stock:

Basic earnings per share before cumulative effect of a change in accounting	$.63	$2.95	$1.22	$3.43

Cumulative effect of a change in accounting	—	—	—	(.06)

Basic earnings per share	$.63	$2.95	$1.22	$3.37

Diluted earnings per share of common stock:

Diluted earnings per share before cumulative effect of a change in accounting	$.62	$2.81	$1.19	$3.29

Cumulative effect of a change in accounting	—	—	—	(.06)

Diluted earnings per share	$.62	$2.81	$1.19	$3.23

Number of shares used to compute earnings per share:

Basic	23.5	23.2	23.5	23.2

Diluted	23.9	24.4	24.1	24.2

Dividends paid per share of common stock	$.125	$.125	$.25	$.25

The Geon Company and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions, except per share data)

	June 30,
	2000	December 31,
Assets	(Unaudited)	1999
Current assets:

Cash and cash equivalents	$46.9	$51.2

Accounts receivable, net	138.3	105.4

Inventories	164.1	168.2

Deferred income taxes	25.4	27.2

Prepaid expenses	8.3	5.7

Total current assets	383.0	357.7

Property, net	341.7	338.4

Investment in equity affiliates	280.4	265.1

Goodwill and other intangible assets, net	175.1	183.1

Deferred charges and other assets	20.9	18.3

Total assets	$1,201.1	$1,162.6

Liabilities and Stockholders’ Equity

Current Liabilities:

Short-term bank debt	$235.0	$222.0

Accounts payable	147.0	148.3

Accrued expenses	58.6	70.0

Current portion of long-term debt	.4	.4

Total current liabilities	441.0	440.7

Long-term debt	130.4	130.9

Deferred income taxes	122.0	106.5

Postretirement benefits other than pensions	82.3	83.9

Other non-current liabilities	66.0	60.2

Minority interest in consolidated subsidiary	6.2	5.7

Total liabilities	847.9	827.9

Stockholders’ equity:

Preferred stock, 10.0 shares authorized, no shares issued	—	—

Common stock, $.10 par, authorized 100.0 shares; issued 28.0 shares in 2000 and 1999	2.8	2.8

Other stockholders’ equity	350.4	331.9

Total stockholders’ equity	353.2	334.7

Total liabilities and stockholders’ equity	$1,201.1	$1,162.6

The Geon Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended,
	June 30,

	2000	1999

Operating activities

Net income	$14.8	$68.5

Adjustments to reconcile net income to net cash used by operating activities:

Gain on formation of joint ventures	—	(92.9)

Employee separation and plant phase-out	3.4	1.3

Depreciation and amortization	9.4	10.2

(Income) loss from equity affiliates	(18.1)	2.1

Provision for deferred income taxes	6.9	42.4

Change in assets and liabilities:	—	—
Accounts receivable	3.3	(47.3)

Inventories	5.1	(5.4)

Accounts payable	6.8	50.9

Realization of retained working capital of contributed PVC business	—	53.1

Accrued expenses and other	(6.2)	(9.6)

Net cash provided by operating activities	25.4	73.3

Investing activities

Purchases of property	(7.6)	(12.0)

Distributions from equity affiliates	12.1	1.9

Cash paid for businesses acquired	—	(27.0)

Cash received in conjunction with OxyVinyls formation, net of formation costs paid	—	68.5

Net cash provided by operating and investing activities	29.9	104.7

Financing activities

Decrease in short-term debt	(21.1)	(63.1)

Dividends	(3.1)	(3.0)

Proceeds from issuance of common stock	0.1	4.9

Net cash used by financing activities	(24.1)	(61.2)

Effect of exchange rate changes on cash	0.7	0.5

Change in cash and cash equivalents	6.5	44.0

Cash and cash equivalents at March 31	40.4	10.5

Cash and cash equivalents at June 30	$46.9	$54.5

The Geon Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Dollars in millions)

	Six Months Ended,
	June 30,

	2000	1999

Operating activities

Net income	$28.6	$78.1

Adjustments to reconcile net income to net cash used by operating activities:

Gain on formation of joint ventures	—	(92.9)

Employee separation and plant phase-out	3.4	2.4

Depreciation and amortization	18.9	25.2

(Income) loss from equity affiliates	(36.9)	3.6

Provision for deferred income taxes	16.0	45.8

Change in assets and liabilities:

Accounts receivable	(33.3)	(89.0)

Inventories	3.7	(9.7)

Accounts payable	(1.0)	52.5

Realization of retained working capital of contributed PVC business	—	53.1

Accrued expenses and other	(20.0)	(15.1)

Net cash (used) provided by operating activities	(20.6)	54.0

Investing activities

Purchases of property	(13.9)	(22.2)

Distributions from equity affiliates	22.1	1.9

Cash paid for businesses acquired	—	(27.0)

Cash received in conjunction with OxyVinyls formation, net of formation costs paid	—	71.9

Net cash (used) provided by operating and investing activities	(12.4)	78.6

Financing activities

Increase (decrease) in short-term debt	13.0	(36.9)

Repayment of long-term debt	—	(2.0)

Dividends	(6.2)	(5.9)

Proceeds from issuance of common stock	0.6	5.7

Net cash provided (used) by financing activities	7.4	(39.1)

Effect of exchange rate changes on cash	0.7	0.6

Change in cash and cash equivalents	(4.3)	40.1

Cash and cash equivalents at January 1	51.2	14.4

Cash and cash equivalents at June 30	$46.9	$54.5